Exhibit 10.6

EXECUTION VERSION

CONSENT AND SIXTH AMENDMENT
TO NOTE PURCHASE AND GUARANTEE AGREEMENT
This Consent and Sixth Amendment to Note Purchase and Guarantee Agreement (this “Consent and Amendment”), dated as of October 5, 2017, is made by and among CHICAGO BRIDGE & IRON COMPANY (DELAWARE), a Delaware corporation (the “Company”), CHICAGO BRIDGE & IRON COMPANY N.V., a corporation incorporated under the laws of The Netherlands (the “Parent Guarantor” and, together with the Company, the “Obligors”), and each of the holders of the Notes (as defined below) set forth on the signature pages to this Consent and Amendment (collectively, the “Required Holders”).
RECITALS:
A.    The Obligors and each of the Noteholders have heretofore entered into the Note Purchase and Guarantee Agreement dated as of July 22, 2015 (as amended from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and as amended by this Consent and Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Note Purchase Agreement”), pursuant to which the Company issued U.S. $200,000,000 aggregate principal amount of its 4.53% Senior Notes, due July 30, 2025 (as amended from time to time prior to the date hereof, the “Existing Notes” and as amended and restated pursuant to this Consent and Amendment and as may be further amended, amended and restated, supplemented or otherwise modified, the “Notes”).
B.    The Obligors have requested that the Required Holders agree to consent to the Asset Disposition identified below and amend certain provisions of the Existing Note Purchase Agreement.
C.    The Required Holders are willing to consent to the Asset Disposition identified below and amend certain provisions of the Existing Note Purchase Agreement pursuant to the terms and conditions set forth herein.
D.    Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement, as amended hereby, unless herein defined or the context shall otherwise require.
E.    All requirements of law have been fully complied with and all other acts and things necessary to make this Consent and Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
NOW, THEREFORE, the Obligors and the Required Holders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:
SECTION 1.    CONSENT TO EXISTING NOTE PURCHASE AGREEMENT.

Exhibit 10.6

Subject to the terms and conditions set forth herein, effective as of the Sixth Amendment Effective Date, and pursuant to Section 10.3(a)(6) of the Existing Note Purchase Agreement, the Required Holders hereby consent to and approve the following transactions (the “Transactions”):
(a)    the assignment of a certain long term ground lease that expires on December 19, 2132 and is described on Annex A attached hereto (the “Leasehold Property”) and
(b)    the sale of a certain 1.2-acre laydown yard adjacent to the Leasehold Property that is described on Annex B attached hereto (the “Freehold Property” and, together with the Leasehold Property, the “Subject Properties”)
for a total purchase price of approximately £3.5 million plus VAT; provided such assignment and sale are completed by November 15, 2017.
SECTION 2.    AMENDMENT TO EXISTING NOTE PURCHASE AGREEMENT.
(a)    Section 10.3(a)(6) is hereby amended and restated in its entirety to read as follows:
(6)    other leases, sales, or other Dispositions of assets not otherwise permitted by this Section 10.3(a) (but for the avoidance of doubt not including the Tech Business Sale) if such transaction (a) is for consideration consisting of 100 hundred percent (100%) cash, (b) is for not less than fair market value (as determined in good faith by the Parent Guarantor’s or the applicable Subsidiary’s board of directors or similar governing body), and (C) has been approved in writing by the Required Holders prior to the consummation thereof; provided, however, that no such approval shall be necessary for any such individual transaction or series of related transactions, as applicable, in which the consideration payable to the Obligors and the Subsidiaries does not exceed U.S.$10,000,000 in the aggregate (whether such consideration is payable in one or more installments); and
(b)    The following sentence is hereby added to the end of Section 9.14(d):
Notwithstanding anything to the contrary set forth in this Section 9.14(d), if the aggregate Net Cash Proceeds or the Net Insurance/Condemnation Proceeds arising from any event or series of related events, as applicable, referred to in this Section 9.14(d) are less than U.S.$10,000,000 (whether payable in one or more installments), the portion of such proceeds allocable to the Notes shall remain on deposit in the blocked account until applied to a prepayment of the Notes and the Company shall not be required to make a prepayment offer in respect of the Notes with such portion until five (5) Business Days after
(i)    if such deposit is made on or prior to December 1, 2017, the earlier to occur of (A) December 1, 2017 and (B) the date on which the amount on deposit in the blocked account allocable to the Notes shall be equal to or more than U.S.$25,000,000 (excluding any Net Insurance/Condemnation Proceeds that are permitted to be, and are, reinvested in accordance with Section 9.14(e)) or

Exhibit 10.6

(ii)    if such deposit is made after December 1, 2017, the earlier to occur of (A) the amount on deposit in the blocked account allocable to the Notes shall be equal to or more than U.S.$25,000,000 (excluding any Net Insurance/Condemnation Proceeds that are permitted to be, and are, reinvested in accordance with Section 9.14(e)) or (B) 90 days shall have elapsed since the last distribution from the blocked account in respect of the Notes (provided that the Parent Guarantor may, at its option, make such prepayment offer earlier).
SECTION 3.     REPRESENTATIONS AND WARRANTIES.
To induce the Required Holders to execute and deliver this Consent and Amendment (which representations shall survive the execution and delivery of this Consent and Amendment), each Obligor represents and warrants to the Required Holders that:
(a)    this Consent and Amendment has been duly authorized, executed and delivered by it and this Consent and Amendment constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(b)    the Note Purchase Agreement, as amended by this Consent and Amendment, constitutes the legal, valid and binding obligation, contract and agreement of such Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
(c)    the execution, delivery and performance by such Obligor of this Consent and Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, including, without limitation, any Credit Agreement, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 3(c);
(d)    as of the date hereof after giving effect to this Consent and Amendment, no Default or Event of Default has occurred which is continuing; and
(e)    (i) the Parent Guarantor’s board of directors has determined that the Transactions provide for the payment of consideration equal to the fair market value of the Subject Properties and (ii) such consideration is all cash.

Exhibit 10.6

SECTION 4.    EFFECTIVENESS; CONDITIONS PRECEDENT AND CONDITION SUBSEQUENT.
This Consent and Amendment shall be effective as of the date first written above (the “Sixth Amendment Effective Date”) upon the satisfaction of the following conditions precedent:
(a)    executed counterparts of this Consent and Amendment, duly executed and delivered by the Obligors and the Required Holders, shall have been delivered to the Required Holders; and
(b)    the representations and warranties of the Obligors set forth in Section 3 hereof are true and correct on and with respect to the date hereof.
SECTION 5.    MISCELLANEOUS.
(a)    This Consent and Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Consent and Amendment, all terms, conditions and covenants contained in the Existing Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect.
(b)    Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Consent and Amendment may refer to the Note Purchase Agreement without making specific reference to this Consent and Amendment but nevertheless all such references shall include this Consent and Amendment unless the context otherwise requires.
(c)    The descriptive headings of the various Sections or parts of this Consent and Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
(d)    This Consent and Amendment shall be governed by and construed in accordance with New York law and shall be further subject to the provisions of Section 24.7 and Section 24.8 of the Note Purchase Agreement.
(e)    Should any one or more of the provisions of this Consent and Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
(f)    This Consent and Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Consent and Amendment by telecopy or other electronic means (including .pdf) shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

[Signature pages follow.]

Exhibit 10.6

IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Amendment as of the date first written above.

CHICAGO BRIDGE & IRON COMPANY (DELAWARE)

By: /s/ Luciano Reyes
Name: Luciano Reyes
Title: Treasurer

CHICAGO BRIDGE & IRON COMPANY N.V.

By:	Chicago Bridge & Iron Company B.V., as its Managing Director

By: /s/ Michael S. Taff
Name: Michael S. Taff
Title: Authorized Signatory

[Signature Page to Consent and Sixth Amendment to 2015 Note Purchase Agreement]

Exhibit 10.6

This Consent and Amendment is hereby
accepted and agreed to as
of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ John Willis
Name: John Willis
Title: Senior Vice President and Managing Director

METLIFE INSURANCE K.K.
by MetLife Investment Advisors, LLC, Its Investment Manager

By: /s/ John Willis
Name: John Willis
Title: Senior Vice President and Managing Director

NEW ENGLAND LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, Its Investment Manager

SYMETRA LIFE INSURANCE COMPANY
by MetLife Investment Advisors, LLC, Its Investment Manager

By: /s/ Frank O. Monfalcone
Name: Frank O. Monfalcone
Title: Managing Director

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Macquarie Investment Management Advisers, a series of Macquarie Investment Management Business Trust, Attorney in Fact

By: /s/ Karl Spaeth

[Signature to Consent and Sixth Amendment to 2015 Note Purchase Agreement]

Exhibit 10.6

Name: Karl Spaeth
Title: Vice President
SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY

By: /s/ David Divine
Name: David Divine
Title: Senior Portfolio Manager

THE GIBRALTAR LIFE INSURANCE CO., LTD
By: Prudential Investment Management Japan Co., Ltd., as Investment Manager
By: PGIM, Inc., as Sub-Adviser

By: /s/ Michael Gurovitsch
Name: Michael Gurovitsch
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Michael Gurovitsch
Name: Michael Gurovitsch
Title: Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST
By: PGIM, Inc., as investment manager

By: /s/ Michael Gurovitsch
Name: Michael Gurovitsch
Title: Vice President

FARMERS INSURANCE EXCHANGE
By: Prudential Private Placement Investors, L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)

By: /s/ Michael Gurovitsch
Name: Michael Gurovitsch

[Signature to Consent and Sixth Amendment to 2015 Note Purchase Agreement]

Exhibit 10.6

Title: Vice President

MID CENTURY INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)

By: /s/ Michael Gurovitsch
Name: Michael Gurovitsch
Title: Vice President

AMERICAN FAMILY LIFE INSURANCE COMPANY

By: /s/ David L. Voge
Name: David L. Voge
Title: Fixed Income Portfolio Manager

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Thomas M. Donohue
Name: Thomas M. Donohue
Title: Managing Director

ASSURITY LIFE INSURANCE COMPANY

By: /s/ Victor Weber
Name: Victor Weber
Title: Senior Director - Investments

[Signature to Consent and Sixth Amendment to 2015 Note Purchase Agreement]

Exhibit 10.6

Annex A
Freehold Property
Freehold property known as land on the south side of Cut Lane registered at the Land Registry under Title Number DY117067 and land lying to the west of Stores Road, Derby under Title Numbers DY117067 and DY359775 of which the Freehold Seller is the registered proprietor with absolute title.

Exhibit 10.6

Annex B
Leasehold Property
Leasehold property at and known as land and buildings lying on the west side of Stores Road, Derby registered at the Land Registry under Title Number DY357509, held under a Lease dated 20 December 2002, made between (1) Derby City Council and (2) Shaw Group UK Limited granted for a term of 130 years from 20 December 2002 at an initial rent of £26,000 per annum and of which the Leasehold Seller is the registered proprietor with absolute leasehold title.